                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 6, 1997



                                 OMNICARE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                -----------------------------------------------
                (State or other jurisdiction of incorporation)


           1-8269                                       31-1001351
 ------------------------------------------------------------------------------
   (Commission File Number)                   (IRS Employer Identification No.)


    50 East RiverCenter Boulevard, Suite 1530, Covington, Kentucky  41011
    ----------------------------------------------------------------------
        (Address of Principal executive offices)              (Zip Code)


      Registrant's telephone number, including area code: (606) 655-1180
       ------------------------------------------------------------------

Item 5. Other Events
        ------------

     Omnicare, Inc. (the "Company") hereby files its audited consolidated financial statements as of and for the three years ended December 31, 1996.


Item 7. Financial Statements and Exhibits
        ---------------------------------

        (c)   Exhibits


              Exhibit Number                  Exhibit
              --------------                  -------

                    27                Financial Data Schedule

                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               Omnicare, Inc.
                                             ------------------------------
                                                (Registrant)

Date:  February 6, 1997                   By: /s/ David W. Froesel, Jr.
      -------------------                    ------------------------------
                                             David W. Froesel, Jr.
                                             Senior Vice President and
                                             Chief Financial Officer
                                             (Principal Financial and
                                             Accounting Officer)

                       Report of Independent Accountants
                       ---------------------------------

To the Stockholders and
Board of Directors of Omnicare, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, cash flows and stockholders' equity present fairly, in all material respects, the financial position of Omnicare, Inc. and its subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP
Cincinnati, Ohio
January 29, 1997

                        CONSOLIDATED STATEMENT OF INCOME
                    Omnicare, Inc. and Subsidiary Companies


(In thousands, except per share data)


                                                                       For the years ended December 31,
                                                                      1996           1995          1994
                                                                 ----------------------------------------
Sales                                                              $536,604        $399,636      $307,655
Cost of sales                                                       381,768         287,715       227,533
                                                                   --------        --------      --------
Gross profit                                                        154,836         111,921        80,122
Selling, general and administrative
 expenses                                                            89,636          66,970        50,111
Acquisition expenses, pooling-
 of-interests                                                           690           1,292         2,380
                                                                   --------        --------      --------

Operating income                                                     64,510          43,659        27,631
Investment income                                                    11,285           3,475         1,580
Interest expense                                                     (3,652)         (5,954)       (6,533)
                                                                   --------        --------      --------

Income before income taxes                                           72,143          41,180        22,678
Income taxes                                                         28,693          16,420         9,147
                                                                   --------        --------      --------

Net income                                                         $ 43,450        $ 24,760      $ 13,531
                                                                   ========        ========      ========
Earnings per share:
 Primary                                                           $    .64        $    .47      $    .30
                                                                   ========        ========      ========

 Fully diluted                                                     $    .61        $    .43      $    .30
                                                                   ========        ========      ========

Weighted average number of
 common shares outstanding:
 Primary                                                             67,388          52,396        44,958
                                                                   ========        ========      ========

 Fully diluted                                                       75,429          65,284        56,858
                                                                   ========        ========      ========


The Notes to Consolidated Financial Statements are an integral part of this statement.

                           CONSOLIDATED BALANCE SHEET
                    Omnicare, Inc. and Subsidiary Companies

(In thousands, except share data)

                                                                                            December 31,
                                                                                        1996            1995
                                                                                      -------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                                          $216,515         $ 40,137
   Accounts receivable, less allowances
     of $5,631 (1995-$4,761)                                                           118,913           80,247
   Inventories                                                                          43,585           28,841
   Deferred income tax benefits                                                          6,036            6,600
   Other current assets                                                                  5,686            5,247
                                                                                      --------         --------
       Total current assets                                                            390,735          161,072

Properties and equipment, at cost less accumulated
 depreciation of $28,415 (1995-$19,036)                                                 56,055           32,458
Goodwill, less accumulated amortization
 of $15,550 (1995-$10,448)                                                             259,507          157,843
Other assets                                                                            15,400            9,463
                                                                                      --------         --------
       Total assets                                                                   $721,697         $360,836
                                                                                      ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                                   $ 21,432         $ 22,020
   Amounts payable pursuant to acquisition agreements                                   11,651           13,642
   Current portion of long-term debt                                                     1,199            1,051
   Accrued employee compensation                                                        10,645            5,338
   Liabilities relating to discontinued operations                                         806            1,547
   Other current liabilities                                                            16,000           11,090
                                                                                      --------         --------
       Total current liabilities                                                        61,733           54,688

Long-term debt                                                                           1,992           82,692
Deferred income taxes                                                                    4,197            2,621
Amounts payable pursuant to acquisition agreements                                       9,088            1,418
Other noncurrent liabilities                                                            10,309            4,656
                                                                                      --------         --------
       Total liabilities                                                                87,319          146,075
                                                                                      --------         --------
Stockholders' equity:
   Preferred stock-authorized 1,000,000 shares
    without par value; none issued
   Common stock-authorized 110,000,000 shares
    $1 par; 77,025,661 shares issued
    (1995-26,344,588 pre-1996 stock split shares)                                       77,026           26,345
   Paid-in capital                                                                     433,117           99,686
   Retained earnings                                                                   135,398           93,598
                                                                                      --------         --------
                                                                                       645,541          219,629
   Treasury stock, at cost-0 shares
    (1995-24,268 pre-1996 stock split shares)                                              -               (482)
   Deferred compensation                                                                (9,503)          (2,126)
   Unallocated stock of ESOP                                                            (1,660)          (2,260)
                                                                                      --------         --------
       Total stockholders' equity                                                      634,378          214,761

   Contingencies (Note 12)
                                                                                      --------         --------
       Total liabilities and stockholders' equity                                     $721,697         $360,836
                                                                                      ========         ========

The Notes to Consolidated Financial Statements are an integral part of this statement.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                    Omnicare, Inc. and Subsidiary Companies


(In thousands)                                                    For the years ended December 31,
                                                                 1996           1995          1994
                                                              ---------------------------------------
Cash flows from operating activities:
       Net income                                             $  43,450        $ 24,760      $ 13,531
       Adjustments to reconcile net income to net cash
           flows from operating activities:
         Depreciation and amortization                           15,407          11,117         8,264
         Provision for doubtful accounts                          3,614           3,086         2,298
         Deferred tax provision                                   3,083           1,750           917
         Changes in assets and liabilities, net of effects
           from acquisition/disposal of businesses:
              Accounts receivable                               (31,555)        (19,286)      (14,192)
              Inventories                                        (8,356)         (4,930)       (3,652)
              Current and noncurrent assets                      (8,625)         (1,402)         (443)
              Payables and accrued liabilities                      882           4,335         2,785
              Current and noncurrent liabilities                  4,783             444         3,129
                                                              ---------        --------      --------
                  Net cash flows from operating activities       22,683          19,874        12,637
                                                              ---------        --------      --------

Cash flows from investing activities:
       Acquisition of businesses                                (96,895)        (35,373)      (40,084)
       Capital expenditures                                     (26,716)        (13,603)       (9,659)
       Marketable securities                                         -           45,245       (45,245)
       Proceeds from sales of properties and equipment              199             261           606
       Cash flows from discontinued operations                     (741)           (852)       (1,370)
                                                              ---------        --------      --------
                  Net cash flows from investing activities     (124,153)         (4,322)      (95,752)
                                                              ---------        --------      --------

Cash flows from financing activities:
       Net borrowings on line-of-credit                              -           (3,670)         (215)
       Proceeds from long-term borrowings                            -            5,343           141
       Principal payments on long-term obligations                 (470)         (9,130)       (3,426)
       Net proceeds from stock offering                         279,159               -        59,211
       Proceeds from exercise of stock options and warrants,
         net of stock tendered in payment                         3,059              70         1,291
       Dividends paid                                            (3,900)         (2,581)       (2,756)
                                                              ---------        --------      --------
                  Net cash flows from financing activities      277,848          (9,968)       54,246
                                                              ---------        --------      --------

Net increase (decrease) in cash and cash equivalents            176,378           5,584       (28,869)
Cash and cash equivalents at beginning of period                 40,137          34,553        63,422
                                                              ---------        --------      --------

Cash and cash equivalents at end of period                    $ 216,515        $ 40,137      $ 34,553
                                                              =========        ========      ========


The Notes to Consolidated Financial Statements are an integral part of this statement.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                    Omnicare, Inc. And Subsidiary Companies

  (In thousands, except per share data)
                                                                                                     Unallocated      Total
                                               Common   Paid-in  Retained    Treasury    Deferred      Stock of   Stockholders'
                                               Stock    Capital  Earnings     Stock     Compensation     ESOP        Equity
                                              -------   -------  --------  ------------ ------------ ------------ ------------
Balance at December 31, 1993                  $13,098   $64,556   $59,382     $(31,126)      $    -      $(3,160)    $102,750
  Pooling of interests (Note 2)                   371      (341)    1,120            -            -            -        1,150
  Net income                                        -         -    13,531            -            -            -       13,531
  Dividends paid ($.045 per share)                  -         -    (1,759)           -            -            -       (1,759)
  Dividends to former owners of Evergreen           -         -      (397)           -            -            -         (397)
  Dividends to former owners of Lo-Med              -         -      (402)           -            -            -         (402)
  Stock issued in public offering               1,624    57,587         -            -            -            -       59,211
  Stock and warrants issued in connection
    with acquisitions                              75     3,616         -            -            -            -        3,691
  Exercise of warrants                              -       529         -          658            -            -        1,187
  Exercise of stock options                       117     2,432         -       (2,592)           -            -          (43)
  Stock awards, net of amortization                51     1,592         -            -         (858)           -          785
  Decrease in unallocated stock of ESOP             -         -         -            -            -          400          400
                                              -------  --------  --------     --------      -------      -------      --------

Balance at December 31, 1994                   15,336   129,971    71,475      (33,060)        (858)      (2,760)     180,104
  Net income                                        -         -    24,760            -            -            -       24,760
  Dividends paid ($.05 per share)                   -         -    (2,581)           -            -            -       (2,581)
  Two-for-one stock split                      10,429   (45,524)        -       35,095            -            -            -
  Conversion of subordinated debt                   4        49         -            -            -            -           53
  Stock and warrants issued in connection
    with acquisitions                             254    10,632         -            -            -            -       10,886
  Exercise of warrants                              -       298         -         (298)           -            -            -
  Exercise of stock options                        82     1,760         -       (1,902)           -            -          (60)
  Stock awards, net of amortization                52     2,636         -         (317)      (1,268)           -        1,103
  Decrease in unallocated stock of ESOP             -         -         -            -            -          500          500
  Other                                           188      (136)      (56)           -            -            -           (4)
                                              -------  --------  --------     --------      -------      -------      --------

Balance at December 31, 1995                   26,345    99,686    93,598         (482)      (2,126)      (2,260)     214,761
  Pooling of interests (Note 2)                   193    (1,673)    2,250            -            -            -          770
  Net income                                        -         -    43,450            -            -            -       43,450
  Dividends paid ($.06 per share)                   -         -    (3,900)           -            -            -       (3,900)
  Stock issued in public offering               5,750   273,409         -            -            -            -      279,159
  Two-for-one stock split                      32,689   (33,147)        -          458            -            -            -
  Conversion of subordinated debt              10,815    67,423         -            -            -            -       78,238
  Stock and warrants issued in connection
    with acquisitions                             540    16,156         -            -            -            -       16,696
  Exercise of warrants                            405     2,313         -           44            -            -        2,762
  Exercise of stock options                        97      (290)        -          562            -            -          369
  Stock awards, net of amortization               192     9,352         -         (582)      (7,377)           -        1,585
  Decrease in unallocated stock of ESOP             -         -         -            -            -          600          600
  Other                                             -      (112)        -            -            -            -         (112)
                                              -------  --------  --------     --------      -------      -------     --------
  Balance at December 31, 1996                $77,026  $433,117  $135,398     $      -      $(9,503)     $(1,660)    $634,378
                                              =======  ========  ========     ========      =======      =======     ========

The Notes to Consolidated Financial Statements are an integral part of this statement.

                   Notes to Consolidated Financial Statements

Note 1 - Summary of Significant Accounting Policies

Principles of Consolidation

    Omnicare, Inc. ("Omnicare" or the "Company") primarily operates in one business segment which includes the distribution of pharmaceuticals, related pharmacy management services and medical supplies to long-term care institutions and their residents in the United States. The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries.

Cash Equivalents

    Cash equivalents include all investments in highly liquid instruments with original maturities of three months or less.

Inventories

    Inventories consist primarily of purchased pharmaceuticals and medical supplies held for sale to customers and are stated at the lower of cost or market. Cost is determined using the first-in, first-out ("FIFO") method.

Properties and Equipment

    Properties and equipment are stated at cost. Expenditures for maintenance, repairs, renewals and betterments that do not materially prolong the useful lives of the assets are charged to expense as incurred. Depreciation of properties and equipment is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the lease terms, including renewal options, or their useful lives.

Goodwill, Intangibles and Other Assets

    Intangible assets, comprised primarily of goodwill, arising from business combinations accounted for as purchase transactions, are amortized using the straight-line method over their estimated useful lives, not in excess of forty years.

     On an annual basis, the Company reviews the recoverability of goodwill. The measurement of possible impairment is based primarily on the ability to recover the balance of the goodwill from expected future operating cash flows on an undiscounted basis. In management's opinion, no such impairment exists as of December 31, 1996 or 1995.

    Debt issuance costs as of December 31, 1995 are included in other assets and are amortized using the straight-line method over the life of the related debt.

Fair Value of Financial Instruments

    The fair value of all financial instruments of the Company approximates the amounts presented on the consolidated balance sheet.

Revenue Recognition

    Revenue is recognized when products or services are provided to the customer. A significant portion of the Company's revenues from sales of pharmaceutical and medical products are reimbursable from Medicaid and Medicare programs. The Company monitors its receivables from these reimbursement sources under policies established by management and reports such revenues at the net realizable amount expected to be received from these third-party payors.

Income Taxes

    The Company accounts for income taxes using the asset and liability method under which deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates to differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements.

Per Share Data

    Primary earnings per share are computed based on the weighted average number of shares of common stock outstanding during the period and common stock equivalents, if material. Fully diluted earnings per share include common stock equivalents and for the years ended December 31, 1996, 1995 and 1994, assumed the conversion of the 5.75% Convertible Subordinated Notes due 2003 into common stock. Additionally, for the years ended December 31, 1996, 1995 and 1994, interest expense and amortization of debt issuance costs arising from these convertible securities were added, net of related income taxes, to income for the purpose of calculating fully diluted earnings per share. The Convertible Subordinated Notes were converted on October 3, 1996; accordingly, they had no impact on the fully diluted earnings per share calculation subsequent to that date.

    The Board of Directors declared a two-for-one split of the Company's $1 par value common stock effective June 27, 1996. As a result of the split, 32,697,700 additional shares were issued including 8,677 from treasury stock. Paid-in capital and treasury stock were reduced by $33,147,000 and $458,000, respectively.

    All references in the consolidated financial statements to the number of common shares and per share amounts have been adjusted to reflect the stock split unless otherwise indicated.

Use of Estimates in the Preparation of Financial Statements

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Change

        Effective January 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." This statement establishes financial accounting and reporting standards for stock-based employee compensation plans. As permitted by SFAS No. 123, the Company continued to follow the measurement principles prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and has disclosed the pro forma impact of using the fair value measurement principles of SFAS No. 123 in the notes to the consolidated financial statements.

Reclassifications

      Certain reclassifications of prior year amounts have been made to conform with the current year presentation.


Note 2 - Acquisitions

      Since 1989, the Company has been involved in a program to acquire providers of pharmaceutical and related pharmacy management services and medical supplies to long-term care facilities and their residents. The Company's strategy includes acquisitions of freestanding institutional pharmacy businesses as well as pharmacy contracts and other assets, generally insignificant in size, which are combined with existing pharmacy operations to augment their internal growth. From time to time, the Company may acquire other businesses such as long-term care software companies, pharmacy consulting companies and medical supply companies. To date, none of these non-pharmacy acquisitions have been significant.

   During the year ended December 31, 1996, the Company completed 18 acquisitions (excluding insignificant acquisitions), including 17 institutional pharmacy businesses and a long-term care software company. Seventeen of the acquisitions were accounted for as purchases and one as a pooling-of-interests.

   During the year ended December 31, 1995, the Company completed 10 acquisitions (excluding insignificant acquisitions), including nine institutional pharmacy businesses and a long-term care software company. Nine of the acquisitions were accounted for as purchases and one as a pooling-of-interests.

   During the year ended December 31, 1994, the Company completed seven acquisitions (excluding insignificant acquisitions) of institutional pharmacy businesses. Five of the acquisitions were accounted for as purchases and two as poolings-of-interests.

Purchases
---------

    For all acquisitions accounted for as purchases, including insignificant acquisitions, the purchase price paid for each has been allocated to the fair value of the assets acquired and liabilities assumed. Purchase price allocations are subject to final determination within one year after the acquisition date.

   The following table summarizes the aggregate purchase price for all businesses acquired which have been accounted for as purchases (in thousands):


                                         Businesses acquired in
                                    ---------------------------------
                                       1996        1995        1994
                                       ----        ----        ----
Cash                                $ 72 953      $21,309     $17,954
Amounts payable in the future         19,026        4,797       3,107
Common stock                          13,814       10,856       2,819
Warrants                                 696           30         872
Assumption of indebtedness             4,831          197       2,027
                                     --------     -------     -------
                                    $111,320      $37,189     $26,779
                                    ========      =======     =======

   Cash in the above table represents payments made in the year of acquisition. This amount differs from cash paid for the acquisition of the businesses in the consolidated statement of cash flows due primarily to purchase price payments made during the year pursuant to acquisition agreements entered into in prior years.

   Warrants outstanding as of December 31, 1996 represent the right to purchase 905,000 shares of common stock and were issued in connection with certain acquisitions. These warrants can be exercised at any time through 2002 at prices ranging from $7.70 to $29.18 per share. Warrants to purchase 407,000 shares of common stock, issued in prior years, were exercised in 1996.

   Amounts contingently payable totaled $19,995,000 as of December 31, 1996 and, if paid, will be recorded as additional purchase price, serving to increase goodwill in the period in which the contingencies are resolved. Amounts payable in the future are subject to set-off for claims of indemnity.

   The results of operations of the companies acquired in purchase transactions have been included in the consolidated results of operations of the Company from the dates of acquisition.

   Unaudited pro forma combined results of operations of the Company for the years ended December 31, 1996 and 1995, are presented below. Such pro forma presentation has been prepared assuming that the acquisitions had been made as of January 1, 1995 (in thousands, except per share data).

                                                For the years
                                              ended December 31,
Pro Forma                                      1996       1995
----------                               ---------------------------
Sales                                       $ 589,825  $ 494,185
Net income                                     45,228     25,702
Earnings per share:
   Primary                                  $     .67  $     .48
   Fully diluted                            $     .63  $     .44

   The pro forma information does not purport to be indicative of operating results which would have occurred had the acquisitions been made at the beginning of the respective periods or of results which may occur in the future.

Pooling-Of-Interests
--------------------

   The impact of the 1996 pooling-of-interests transaction and one of the 1994 pooling-of-interests transactions on the Company's historical consolidated financial statements were not material; consequently, prior period and current year financial statements have not been restated for these transactions.

   On June 30, 1995, the Company issued 806,370 shares of its common stock for all of the outstanding common stock of Specialized Pharmacy Services, Inc. ("Specialized"). On September 30, 1994, the Company issued 4,445,288 shares of its common stock for all the outstanding common stock of Evergreen Pharmaceutical, Inc. and Evergreen Pharmaceutical East, Inc. (collectively, "Evergreen"). These acquisitions were accounted for as poolings-of-interests and, accordingly, the Company's consolidated financial statements have been restated for all periods prior to the acquisitions to include the results of operations, financial position and cash flows of Specialized and Evergreen. Net sales and net income for Omnicare and Specialized prior to the Specialized transaction and Omnicare and Evergreen prior to the Evergreen transaction are as follows (in thousands):

                                  Omnicare     Specialized     Evergreen
                                  --------     -----------     ---------
Six months ended June 30, 1995:
   Sales                          $171,211        $16,441           (a)
   Net Income                        9,861            286           (a)
Year ended December 31, 1994:
   Sales                           275,663         31,992           (a)
   Net income                       13,406            125           (a)
Nine months ended
  September 30, 1994:
   Sales                           172 876         23,748        $25,324
   Net income                        7,091             66          1,877

(a) The results of operations of Evergreen are included in the consolidated results of Omnicare for these periods.

   In accordance with accounting rules for pooling-of-interests transactions, charges to operating income for acquisition-related expenses were recorded upon completion of the pooling acquisitions. These acquisition-related expenses totaled $690,000 ($534,000 aftertax) for the 1996 transactions, $1,292,000 ($989,000 aftertax) for the Specialized transaction and $2,380,000 ($1,860,000 aftertax) for the Evergreen transaction.

Note 3 - Cash and Cash Equivalents

    A summary of cash and cash equivalents follows (in thousands):

                                               December 31,
                                             1996        1995
                                           -------------------
Cash and cash equivalents:
  Cash                                     $ 16,108    $ 7,418
  Money market funds                            177        197
  U.S. Treasury-backed repurchase
    agreements                              200,230     32,522
                                           --------    -------
                                           $216,515    $40,137
                                           ========    =======


     Repurchase agreements represent investments in U.S. Treasury bills under agreements to resell, usually overnight, but in no case longer than 30 days. The Company has a collateralized interest in the underlying securities, which are segregated in the accounts of the bank counterparty.

Note 4 - Properties and Equipment

     A summary of properties and equipment follows (in thousands):

                                               December 31,
                                            1996         1995
                                          --------------------
Land                                      $ 1,355      $   247
Buildings                                   2,459        1,496
Machinery and equipment                    44,930       27,487
Furniture, fixtures
 and leasehold improvements                35,726       22,264
                                          -------      -------
                                           84,470       51,494
Accumulated depreciation                  (28,415)     (19,036)
                                          -------      -------
                                          $56,055      $32,458
                                          =======      =======

Note 5 - Leasing Arrangements

    The Company has operating leases which cover various real and personal property. In most cases, the Company expects that these leases will be renewed or replaced by other leases in the normal course of business. There are no significant contingent rentals in the Company's operating leases.

    The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining noncancellable terms in excess of one year as of December 31, 1996 (in thousands):

              1997                              $ 3,943
              1998                                3,446
              1999                                2,990
              2000                                2,263
              2001                                1,729
              Later years                         3,722
                                                -------
         Total minimum payments required        $18,093
                                                =======

    Total rent expense under operating leases for the years ended December 31, 1996, 1995 and 1994 were $5,889,000, $4,567,000 and $3,470,000, respectively.

Note 6 - Long-Term Debt

   A summary of long-term debt follows (in thousands):

                                                                             December 31,
                                                                       1996               1995
                                                                     --------------------------
    Convertible Subordinated Notes due 2003                          $   -              $80,445

    Employee Stock Ownership Plan ("ESOP")
      Loan Guarantee                                                   1,660              2,260

    Capitalized lease obligations                                      1,531              1,038
                                                                     -------            -------
                                                                       3,191             83,743

    Less current portion                                              (1,199)            (1,051)
                                                                     -------            -------
                                                                     $ 1,992            $82,692
                                                                     =======            =======


     The following is a schedule by year of required long-term debt payments as of December 31, 1996 (in thousands):

                 1997                               1,199
                 1998                               1,443
                 1999                                 387
                 2000                                 162
                 2001                                   -
                 Later years                            -
                                                  -------
                                                  $ 3,191
                                                  =======

     Total interest payments made for the years ended December 31, 1996, 1995 and 1994 were $4,968,000, $5,421,000 and $6,145,000, respectively.


Convertible Subordinated Notes
------------------------------

     On October 1, 1993, the Company issued $80,500,000 principal amount of 5.75% Convertible Subordinated Notes ("Notes") due 2003. The Notes were convertible into common stock at any time at the option of the holder at a price of $7.22 per share. The remaining Notes were converted in October 1996 into 10,201,700 shares of common stock. Prior to the October conversion, Notes were converted into 613,444 shares of common stock during 1996. In connection with the Notes conversions, the Company recorded the $1.9 million in unamortized deferred debt issuance costs against the paid-in capital balance for the common stock issued. The Company amortized $220,000 of deferred debt issuance costs in 1996 (prior to the final Notes conversion) and $310,000 in 1995.

ESOP Loan Guarantee
-------------------

     In 1988, the Company established an Employee Stock Ownership Plan ("ESOP") which currently covers certain acquired entities' employees and corporate headquarters employees. The ESOP used proceeds from a $4 million bank loan to purchase 1,973,748 shares of the Company's common stock on the open market at prices ranging from $1.94 to $2.13 per share. Inasmuch as the Company has guaranteed the repayment of this obligation, it has recorded the ESOP's bank debt as long-term debt and also as a reduction of stockholders' equity in the accompanying consolidated balance sheet.

     The ESOP services its debt with Company contributions which were previously made to the Company's Employee Savings and Investment Plan, and dividends received on shares held by the ESOP. Principal and interest payments on the bank debt are made in increasing quarterly installments over a ten-year period, the final payment being due on December 31, 1998. The loan bears interest at the per annum rate of 7% and is secured by the unallocated shares of common stock held by the ESOP trust. These unallocated shares had a fair market value equal to $18,515,000 and $18,230,000 as of December 31, 1996 and 1995, respectively.

     The Company funds ESOP expense as accrued. The components of total ESOP expense are as follows (in thousands):

                                For the years ended December 31,
                                    1996        1995      1994
                                --------------------------------
Interest expense                   $ 145       $ 182     $ 214
Principal payments                   600         500       400
Dividends on ESOP stock              (90)        (76)      (70)
                                   -----       -----     -----
                                   $ 655       $ 606     $ 544
                                   =====       =====     =====

Revolving Credit Facility
-------------------------

     In October 1996, the Company negotiated a five-year, $400 million line of credit agreement with a consortium of sixteen banks, which replaced the existing $135 million revolving credit facility. Borrowings under this agreement bear interest based upon LIBOR plus a spread of 25 to 60 basis points, dependent upon the Company's Fixed Charge Coverage Ratio, or other rates negotiated with the banks. Additionally, a commitment fee on the unused portion of the facility ranges from 9 to 20 basis points, and is also based on the Company's Fixed Charge Coverage Ratio. The agreement also contains debt covenants which include the Fixed Charge Coverage Ratio and minimum consolidated net worth. The Company is in compliance with all of the covenants in the agreement. No amounts were outstanding under this agreement as of December 31, 1996.

Note 7 - Public Offering of Common Stock

     In March 1996, the Company completed a public offering of 5,750,000 shares (pre-1996 stock split) of common stock resulting in gross proceeds of $298,281,000 (before underwriting discounts and expenses).

Note 8 - Stock Incentive Plans

     The Company has stock incentive plans under which it may grant stock options or stock awards to key employees at a price equal to the fair market value at the date of grant. Under these plans, stock options become exercisable beginning one year following the date of grant in four equal annual installments. As of December 31, 1996, 290,084 shares were available for granting.

        Summary information for stock options relating to these plans is presented below (in thousands, except per share data):


                                 1996                            1995                          1994
                        --------------------------   ----------------------------   ---------------------------
                                       Weighted                        Weighted                      Weighted
                                       Average                         Average                       Average
                        Shares      Exercise Price   Shares        Exercise Price   Shares       Exercise Price
---------------------------------------------------------------------------------------------------------------
Options outstanding,
beginning of year       2,242            $ 7.89      1,526             $ 4.04       1,996               $ 3.89
Options granted           508             26.36      1,058              12.19           -                    -
Options exercised        (273)             7.03       (326)              3.65        (470)                3.41
Options forfeited          (3)            26.22        (16)             12.13           -                    -
---------------------------------------------------------------------------------------------------------------
Options outstanding,
end of year             2,474            $11.76      2,242              $7.89       1,526                $4.04
---------------------------------------------------------------------------------------------------------------
Options exercisable,
end of year             1,083                          748                            726
---------------------------------------------------------------------------------------------------------------

        The following summarizes information about stock options outstanding as of December 31, 1996 (in thousands, except per share data):


                                     OPTIONS OUTSTANDING                                OPTIONS EXERCISABLE
----------------------------------------------------------------------------  --------------------------------------
                                      Weighted-Average
                         Number          Remaining                                  Number
Range of             Outstanding at   Contractual Life     Weighted-Average    Exercisable at       Weighted-Average
Exercise Prices         12/31/96         (in years)         Exercise Price         12/31/96          Exercise Price
----------------------------------------------------------------------------  --------------------------------------
$ 2.78 - $ 4.64           1,018             5.37                 $ 4.09               914                $ 4.10
 11.39 -  12.13             934             8.17                  12.10               165                 12.11
 18.41 -  25.75              34             9.24                  22.29                 4                 18.41
 26.22 -  28.25             488             9.24                  26.38                 -                     -
----------------------------------------------------------------------------  --------------------------------------
$ 2.78 - $28.25           2,474             7.24                 $11.76             1,083                $ 5.37
----------------------------------------------------------------------------  --------------------------------------

         During 1995, the Company's Board of Directors and stockholders approved the 1995 Premium-Priced Stock Option Plan, providing options to purchase 2,520,000 shares of Company common stock available for grant at an exercise price of 125% of the stock's fair market value at the date of grant. No options have been granted under this plan.

         Nonvested stock awards are granted to key employees at the discretion of the Compensation Committee. Nonvested stock awards are restricted as to the transfer of ownership and vest over 5 to 7 years. Unrestricted stock awards are granted annually to members of the Board of Directors. The fair value of a stock award is equal to the fair market value of a share of Company stock at the grant date.

        Summary information relating to stock award grants is presented below:


                                            For the years ended December 31,
                                               1996        1995        1994
                                            --------------------------------
Nonvested shares                            378,092     198,944     197,312

Unrestricted shares                           6,400       6,400       7,200

Weighted-average grant
date fair value                             $ 23.99     $ 11.68     $  7.56


         When granted, the cost of nonvested stock awards is deferred and amortized over the vesting period. Unrestricted stock awards are expensed during the year granted. During 1996, 1995 and 1994, the amount of compensation expense related to stock awards charged against income was $937,000, $506,000 and $277,000, respectively.

         As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for stock options and stock awards granted under these plans according to APB Opinion 25, "Accounting for Stock Issued to Employees." As a result, no compensation cost has been recognized for the stock options granted under the incentive plans. The fair value of each option at grant date is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996 and 1995: risk-free interest rate of 6%, volatility of 32%, dividend yield of 0.2% and expected life of 4.2 years. The weighted average fair value at grant date during 1996 and 1995 was $9.13 and $4.22, respectively. No options were granted during 1994.

         Unaudited pro forma data as though the Company had accounted for stock-based compensation cost in accordance with SFAS No. 123 are as follows (in thousands, except per share data):


                                            For the years ended December 31,
                                                 1996              1995
                                            --------------------------------
Pro Forma
---------
Net income                                   $ 42,269           $ 24,225
Earnings per share:
  Primary                                    $    .63           $    .46
  Fully diluted                              $    .60           $    .42


         The above pro forma information includes only stock options granted in 1996 and 1995. Because it does not include stock options granted prior to 1995, the pro forma effects are not representative of effects on net income or earnings per share for future years.


Note 9 - Related Party Transactions

     The Company contracted with a division of Chemed Corporation ("Chemed"), a 1% stockholder, to assist in the development of a new information system to integrate and standardize all operational and financial reporting functions. The Company also subleases its corporate offices from Chemed and is charged for the occasional use of Chemed's corporate aviation department and other incidental expenses based on Chemed's cost. The Company believes that the method by which such charges are determined is reasonable and that the charges are essentially equal to that which would have been incurred if the Company had operated as an unaffiliated entity. Charges to the Company for these services for the years ended December 31, 1996, 1995 and 1994 were $7,139,000, $4,535,000 and $2,951,000, respectively. Net amounts owed by the Company to Chemed as of December 31, 1996 and 1995 were $946,000 and $667,000, respectively.

Note 10 - Employee Benefit Plans

    The Company has a non-contributory, defined benefit pension plan covering certain corporate headquarters employees and the employees of several companies sold by the Company in 1992, for which benefits ceased accruing upon the sale (the "Qualified Plan"). Benefits accruing under this plan to corporate headquarters employees were fully vested and frozen as of January 1, 1994. The Company also has an excess benefits plan which provides retirement payments to participants in amounts consistent with what they would have received under the Qualified Plan if payments to them under the Qualified Plan were not limited by the Internal Revenue Code and other restrictions.

    Retirement benefits are based primarily on an employee's years of service and compensation near retirement. Plan assets are invested primarily in U.S. Treasury obligations. The Company's policy is to fund pension costs in accordance with the funding provisions of the Employee Retirement Income Security Act.

     Actuarial assumptions used to calculate the Accumulated Benefit Obligation and net expenses include a 7.25% interest rate as of December 31, 1996 and 1995 (8% at December 31, 1994), an expected long-term rate of return on assets of 8% and a 6% rate of increase in compensation levels in years prior to 1994.

     The Accumulated Benefit Obligation in excess of plan assets as of December 31, 1996 and 1995 was $7,422,000 and $3,188,000, respectively. The net expenses relating to the Company's defined contribution and defined benefit plans (including the ESOP described in Note 6) for the years ended December 31, 1996, 1995 and 1994 were $1,907,000, $1,663,000 and $1,481,000, respectively.

Note 11 - Income Taxes

     The provision for income taxes is comprised of the following (in thousands):

                                                    For the years
                                                   ended December 31,
                                                 1996      1995      1994
                                               ---------------------------
         Current:
           Federal                             $21,917   $13,197    $7,158
           State and local                       3,693     1,473     1,072
                                               -------   -------    ------
                                                25,610    14,670     8,230
                                               -------   -------    ------
         Deferred:
           Federal                               2,993     1,272       802
           State                                    90       478       115
                                               -------   -------    ------
                                                 3,083     1,750       917
                                               -------   -------    ------
           Income taxes                        $28,693   $16,420    $9,147
                                               =======   =======    ======


    Tax benefits related to the exercise of stock options and stock awards have been credited to paid-in capital in amounts of $2,243,000, $1,357,000 and $947,000 for 1996, 1995 and 1994, respectively.

    The difference between the Company's reported income tax expense and the federal income tax expense computed at the statutory rate of 35% is explained in the following table (in thousands):

                                                      For the years ended December 31,
                                              1996                  1995                1994
                                        -----------------     ----------------     ---------------
Federal income tax at the
  statutory rate                         $25,250    35.0%     $14,413    35.0%     $7,937    35.0%
State and local income taxes,
  net of federal income tax benefit        2,459     3.4        1,268     3.1         772     3.4
Amortization of nondeductible
  intangible assets                          448     0.6          408     1.0         372     1.6

Other                                        536     0.8          331     0.8          66     0.3
                                         -------    ----      -------    ----      ------    ----
Income taxes                             $28,693    39.8%     $16,420    39.9%     $9,147    40.3%
                                         =======    ====      =======    ====      ======    ====


    Income tax payments made in 1996, 1995 and 1994 amounted to $19,749,000, $14,014,000 and $5,569,000, respectively.

    A summary of deferred tax assets and liabilities follows (in thousands):

                                                                   December 31,
                                                               1996             1995
                                                              ------           ------
Accounts receivable reserves                                  $3,912           $4,469
Accrued liabilities                                            3,841            4,929
Other                                                            106              104
                                                              ------           ------
    Gross deferred tax assets                                 $7,859           $9,502
                                                              ======           ======

Fixed assets and depreciation methods                         $  945           $  973
Amortization of intangibles                                    4,046            3,798
Other                                                          1,029              752
                                                              ------           ------
    Gross deferred tax liabilities                            $6,020           $5,523
                                                              ======           ======


   The Company has evaluated its net deferred tax asset position and has concluded that a valuation allowance is not required as these net assets are more likely than not to be realized.

Note 12 - Contingencies

        In May 1996, the Company became aware of a government investigation of Home Pharmacy Services, Inc. ("Home"), a wholly-owned subsidiary of the Company acquired in 1992, based in Belleville, Illinois and certain individuals at that unit. Home accounted for less than four percent of Omnicare's total sales and earnings in 1996. The Company is cooperating fully with the government's inquiry. Home continues to provide pharmacy services without interruption to nursing home residents in the region. The outcome of this investigation is not currently predictable.

Note 13 - Summary of Quarterly Results (Unaudited)


        The following table presents the Company's quarterly financial information for 1996 and 1995 (in thousands, except per share data):

                                              First          Second           Third         Fourth            Full
                                             Quarter         Quarter         Quarter        Quarter           Year
                                             ------------------------------------------------------------------------
1996
Sales                                        $117,185        $121,833        $140,733       $156,853        $536,604
Cost of sales                                  83,553          86,738         100,111        111,366         381,768
                                             --------        --------        --------       --------        --------
Gross profit                                   33,632          35,095          40,622         45,487         154,836
Selling, general and
  administrative expenses                      19,433          20,639          23,213         26,351          89,636
Acquisition expenses, pooling-
  of-interests                                   -               -                -              690(b)          690(b)
                                             --------        --------        --------       --------        --------
Operating income                               14,199          14,456          17,409         18,446(b)       64,510(b)
Investment income, net of
  interest (expense)                             (760)          2,803           2,512          3,078           7,633
                                             --------        --------        --------       --------        --------
Income before income taxes                     13,439          17,259          19,921         21,524(b)       72,143(b)

Income taxes                                    5,310           6,863           8,108          8,412          28,693
                                             --------        --------        --------       --------        --------

Net income                                   $  8,129        $ 10,396        $ 11,813       $ 13,112(b)       43,450(b)
                                             ========        ========        ========       ========        ========
Earnings per share (a):
 Primary                                     $    .15        $    .15        $    .17       $    .17(b)     $    .64(b)
                                             ========        ========        ========       ========        ========
 Fully diluted                               $    .13        $    .14        $    .16       $    .17(b)     $    .61(b)
                                             ========        ========        ========       ========        ========

1995

Sales                                        $ 90,527        $ 97,125        $102,145       $109,839        $399,636
Cost of sales                                  65,879          70,168          73,198         78,470         287,715
                                             --------        --------        --------       --------        --------
Gross profit                                   24,648          26,957          28,947         31,369         111,921
Selling, general and
  administrative expenses                      15,413          16,549          16,789         18,219          66,970
Acquisition expenses, pooling-
  of-interests                                      -           1,292(c)            -              -           1,292(c)
                                             --------        --------        --------       --------        --------
Operating income                                9,235           9,116(c)       12,158         13,150          43,659(c)
(Interest expense), net of
 investment income                               (535)           (591)           (638)          (715)         (2,479)
                                             --------        --------        --------       --------        --------
Income before income taxes                      8,700           8,525(c)       11,520         12,435          41,180(c)
Income taxes                                    3,449           3,629           4,585          4,757          16,420
                                             --------        --------        --------       --------        --------

Net income                                   $  5,251        $  4,896(c)     $  6,935       $  7,678        $ 24,760(c)
                                             ========        ========        ========       ========        ========
Earnings per share (a):
 Primary                                     $    .10        $    .09(c)     $    .13       $    .14        $    .47(c)
                                             ========        ========        ========       ========        ========
 Fully diluted                               $    .09        $    .09(c)     $    .12       $    .13        $    .43(c)
                                             ========        ========        ========       ========        ========

(a) Earnings per share is calculated independently for each quarter and the sum of the quarters may not necessarily be equal to the full year earnings per share amount.

(b) Includes acquisition-related expenses of $690,000 relating to the 1996 pooling-of-interests transaction. Such expenses, on an aftertax basis, were $534,000. Net income, excluding these expenses, was $13,646,000 for the fourth quarter, or $.17 per share (primary and fully diluted) and $43,984,000 for the full year 1996, or $.65 per primary share and $.61 fully diluted.

(c) Includes acquisition-related expenses of $1,292,000 relating to the 1995 pooling-of-interests transaction. Such expenses, on an aftertax basis, were $989,000. Net income, excluding these expenses, was $5,885,000 for the second quarter, or $.11 per share (primary and fully diluted) and $25,749,000 for the full year 1995, or $.49 per primary share and $.44 fully diluted.